                                                                    Exhibit (h)

                          Porticoes Capital Corporation

                                [________] Shares

                                  Common Stock

                         FORM OF UNDERWRITING AGREEMENT

                                  dated , 2004














                         Banc of America Securities LLC

                                Table of Contents

                                                                            Page

Section 1.  Representations and Warranties of the Company, the Adviser
            and the Administrator..............................................2
Section 2.  Purchase, Sale and Delivery of the Common Shares..................12
Section 3.  Additional Covenants of the Company, the Adviser and the
            Administrator ....................................................14
Section 4.  Payment of Expenses...............................................18
Section 5.  Conditions of the Obligations of the Underwriters.................18
Section 6.  Reimbursement of Underwriters' Expenses...........................21
Section 7.  Effectiveness of this Agreement...................................21
Section 8.  Indemnification...................................................22
Section 9.  Contribution......................................................25
Section 10. Default of One or More of the Several Underwriters................26
Section 11. Termination of this Agreement.....................................27
Section 12. Representations and Indemnities to Survive Delivery...............28
Section 13. Notices...........................................................28
Section 14. Successors........................................................29
Section 15. Partial Unenforceability..........................................29
Section 16. Governing Law Provisions..........................................29
Section 17. General Provisions................................................29

                         Form of Underwriting Agreement







  , 2004


BANC OF AMERICA SECURITIES LLC
       As Representative of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

         Introductory. Porticoes Capital Corporation, a Maryland corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of [___] shares (the "Firm Common Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional [___] shares (the "Optional Common Shares") of Common Stock, as provided in Section 2(c). The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC ("BAS") has agreed to act as representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Common Shares.

         The Company and the Underwriters agree that up to [___] of the Firm Common Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the "Participants") [at the purchase price per share to be paid by the Underwriters for the Firm Common Shares], as part of the distribution of the Common Shares by the Underwriters (the "Directed Share Program") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rule and regulations. One of the Underwriters (the "Designated Underwriter") shall be selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

         The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File No. 333-114469), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. The Company has also filed a Form N-54A Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-00657) (the "Notification of Election") with the Commission on April 14, 2004 under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the "Investment Company Act"). Such registration statement, as amended, including the statement of assets and liabilities, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         Each of the Company, the Adviser (as defined below) and the Administrator (as defined below), jointly and severally, hereby confirms its agreements with the Underwriters, and the Representative, on behalf of itself and the Underwriters, severally but not jointly, hereby confirms its agreements with the Company, the Adviser and the Administrator, as follows:

SECTION 1. Representations and Warranties of the Company, the Adviser and the Administrator.

         Each of the Company, the Adviser and the Administrator, jointly and severally, hereby represents, warrants and covenants to each Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the use of any preliminary prospectus or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied in all material respects with the applicable provisions of the Securities Act and the Investment Company Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the applicable provisions of the Securities Act and the Investment Company Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. There are no affiliate transactions, off-balance sheet transactions, contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Company is eligible to use Form N-2.

         When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

         (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters. The Company has delivered to the Representative one complete manually signed copy of the Notification of Election.

         (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (e) The Management Agreement. The Investment Advisory and Management Agreement dated as of _______, 2004 (the "Management Agreement") between the Company and Porticoes Investment Management, LLC, a Delaware limited liability company (the "Adviser"), has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and the Adviser, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (f) The Administration Agreement. The Administration Agreement dated as of _______, 2004 (the "Administration Agreement"), between the Company and PIM Holdings, LLC, a Delaware limited liability company ("the Administrator"), has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and the Administrator, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (g) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (i) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Adviser or the Administrator (any such change is called a "Material Adverse Change"); (ii) none of the Company, the Adviser or the Administrator has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.

         (j) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the statement of assets and liabilities (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

         (k) Preparation of the Financial Statements. The [statement of assets and liabilities] filed with the Commission as a part of the Registration Statement and included in the Prospectus presents fairly the financial position of the Company as of the date indicated. Such statement has been prepared in conformity with generally accepted accounting principles as applied in the United States on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the caption "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited statement of assets and liabilities contained in the Registration Statement. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

         (l) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of New York) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

         (m) Formation and Good Standing of the Adviser. The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Adviser is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of New York) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Other than the Company, the Adviser has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity. The description of the Adviser contained in the Prospectus is true, accurate and complete in all material respects.

         (n) Formation and Good Standing of the Administrator. The Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Administrator is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of New York) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Other than the Company and the Adviser, the Administrator has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity. The description of the Administrator contained in the Prospectus is true, accurate and complete in all material respects.

         (o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization". The capital stock of the Company (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and bylaws of the Company, the General Corporation Law of the State of Maryland and the Nasdaq National Market. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus.

         (p) Quotation. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

         (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Adviser or the Administrator is in violation of its Certificate of Incorporation or Certificate of Formation, as applicable, or other organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Adviser or the Administrator is a party or by which it may be bound, or to which any of the property or assets of the Company, the Adviser or the Administrator is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's, the Adviser's and the Administrator's execution, delivery and performance of this Agreement, the Management Agreement and the Administration Agreement, as applicable, and consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) have been duly authorized by all necessary action and will not result in any violation of the provisions of the Certificate of Incorporation or Certificate of Formation, as applicable, or other organizational documents of the Company, the Adviser or the Administrator;
(ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Adviser or the Administrator pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Adviser or the Administrator. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's, the Adviser's or the Administrator's execution, delivery and performance of this Agreement, the Management Agreement and the Administration Agreement, as applicable, and consummation of the transactions contemplated hereby and thereby and by the Prospectus, except (A) such as have been obtained or made by the Company, the Adviser or the Administrator and are in full force and effect under the Securities Act, the Investment Company Act, applicable state securities or blue sky laws and from the NASD and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Adviser or the Administrator.

         (r) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's, the Adviser's and the Administrator's knowledge, threatened (i) against or affecting the Company, the Adviser or the Administrator, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company, the Adviser or the Administrator or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Adviser or the Administrator and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

         (s) Labor. No material labor dispute with the employees of the Company, the Adviser or the Administrator exists or, to the best of the Company's, the Adviser's and the Administrator's knowledge, is threatened or imminent. To the best of the Company's, the Adviser's and the Administrator's knowledge, (i) no officer, key employee or significant group of employees of the Company, the Adviser or the Administrator plans to terminate employment with the Company, the Adviser or the Administrator or (ii) except as otherwise disclosed in the Prospectus, no such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser or the Administrator described in the Prospectus.

         (t) Intellectual Property Rights. Each of the Company, the Adviser and the Administrator owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct its business as now conducted or as is contemplated by the Prospectus, whether under their respective current names or under such names as may be selected at a future date; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Company, the Adviser or the Administrator has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. None of the Company, the Adviser or the Administrator is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company, the Adviser or the Administrator has been obtained or is being used by the Company, the Adviser or the Administrator in violation of any contractual obligation binding on the Company, the Adviser or the Administrator or, to the Company's, the Adviser's and the Administrator's knowledge, any of their officers, directors or employees or otherwise in violation of the rights of any persons.

         (u) All Necessary Permits, etc. Each of the Company, the Adviser and the Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as presently conducted and as described in the Registration Statement, and none of the Company, the Adviser or the Administrator has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (v) Title to Properties. None of the Company, the Adviser or the Administrator owns real property. The real property, improvements, equipment and personal property held under lease or sublease by the Company, the Adviser and the Administrator are held under valid and enforceable leases or subleases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, the Adviser and the Administrator.

         (w) Insurance. Each of the Company, the Adviser and the Administrator is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, the Adviser and the Administrator against theft, damage, destruction, acts of vandalism and earthquakes and policies covering directors' and officers' liability. None of the Company, the Adviser or the Administrator has reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Company, the Adviser or the Administrator has been denied any insurance coverage which it has sought or for which it has applied.

         (x) ERISA Compliance. Neither the Company nor any of its ERISA Affiliates (as defined below) has any "employee pension benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")). "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the "Code") of which the Company is a member.

         (y) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets and to maintain compliance with the books and records requirement under the Investment Company Act and the Internal Revenue Code of 1986, as amended (the "Code"),
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company, the Adviser or the Administrator is aware of (a) any significant deficiency in the design or operation of internal controls over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls over financial reporting or
(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

         (z) Adviser's Accounting System. The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Management Agreement are executed in accordance with its management's general or specific authorization, (ii) transactions for which it has bookkeeping and record keeping responsibility under the Management Agreement are recorded as necessary to permit preparation of the Company's financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company's assets, and (iii) access to the Company's assets is permitted only in accordance with its management's general or specific authorization.

         (aa) Administrator's Accounting System. The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company's financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company's assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) No Price Stabilization or Manipulation. None of the Company, the Adviser or the Administrator has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. Each of the Company, the Adviser and the Administrator acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

         (cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

         (dd) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which, among other things, (i) are designed to ensure that material information relating to the Company, including material information pertaining to the Company's operations and assets managed by the Adviser, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and which provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements and (ii) are effective in all material respects to perform the functions for which they were established.

         (ee) Investment Company Compliance. Except as otherwise disclosed in the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Advisers Act") and
(ii) no director of the Company is an "interested person" (as defined in Section 2(a)(19) of the Investment Company Act) of the Company or an "affiliated person" (as defined in Section 2(a)(3) of the Investment Company Act) of any of the Underwriters.

         (ff) Business Development Company. The Company has duly elected to be treated as a "business development company" (as defined in the Investment Company Act), such election is effective and all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Common Shares as provided in this Agreement. The provisions of the corporate charter and bylaws of the Company and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as so described, will comply in all material respects with the applicable requirements of the Investment Company Act. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies. By virtue of its election as a business development company, the Company is not, and upon the sale of the Common Shares, will not be required to register as an "investment company" (as defined in the Investment Company Act) under the Investment Company Act.

         (gg) Advisers Act Compliance. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Management Agreement on behalf of the Company as contemplated by the Prospectus. There does not exist any proceeding or any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

         (hh) Adviser's and Administrator's Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and, with respect to the Adviser only, the Management Agreement and, with respect to the Administrator only, the Administration Agreement.

         (ii) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

         (jj) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

         (kk) No Unlawful Contributions or Other Payments. None of the Company, the Adviser, the Administrator or, to the best of the Company's, the Adviser's and the Administrator's knowledge, any employee or agent of the Company, the Adviser or the Administrator has made any contribution or other payment to any official of, candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or has received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of the character required to be disclosed in the Prospectus.

         (ll) Affiliations. To the best of the Company's, the Adviser's and the Administrator's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's, the Adviser's or the Administrator's officers, directors or 5% or greater stockholders.

         (mm) Compliance with Laws. None of the Company, the Adviser or the Administrator has been advised, or has reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

         (nn) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus are based on or derived from sources which each of the Company, the Adviser and the Administrator believes to be reliable and accurate and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

         (oo) Directed Share Program. (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. None of the Company, the Adviser or the Administrator has offered, or caused the Underwriters to offer, any Common Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company, the Adviser or the Administrator to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         (pp) Termination of Contracts. None of the Company, the Adviser or the Administrator has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, the Adviser or the Administrator or, to the Company's, the Adviser's and the Administrator's knowledge, any other party to any such contract or agreement.

         Any certificate signed by an officer of the Company, the Adviser or the Administrator in connection with the Registration Statement or the transactions contemplated by this Agreement and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company, the Adviser and the Administrator, respectively, to each Underwriter as to the matters set forth therein.

         Each of the Company, the Adviser and the Administrator acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Common Shares.

         (a) The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $[ ] per share.

         (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on [___], or such other time and date not later than 1:30 p.m. New York City time, on [___] as the Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [___] Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option,
(ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Common Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

         (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing
Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

SECTION 3. Additional Covenants of the Company, the Adviser and the
Administrator.

               Each of the Company, the Adviser and the Administrator, jointly and severally, further covenants and agrees with each Underwriter as follows:

         (a) Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 497 and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 497 were received in a timely manner by the Commission.

         (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representative may request.

         (e) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock and a dividend paying agent under the Dividend Reinvestment Plan.

         (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending [___, 2005] that satisfies the provisions of Section 11(a) of the Securities Act.

         (i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

         (j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Representative, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (k) Business Development Company Status. The Company, during a period of two years from the effective date of the Company's election to be a business development company, will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

         (l) Regulated Investment Company. The Company will use its best efforts to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Code, and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act.

         (m) Compliance with Laws. The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and use its best efforts to cause the officers and directors of the Company, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act.

         (n) Directed Share Program. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release. [NTD:
Need to confirm with NASD group whether necessary]

         (o) Quotation. The Company will use its best efforts to include, subject to notice of issuance, the Common Shares on the Nasdaq National Market, and comply with any delayed compliance periods with respect to corporate governance rules required for listing in conjunction with an initial public offering.

         (p) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS).

         (q) Future Reports to the Representative. During the period of two years hereafter the Company will furnish to the Representative at 9 West 57th Street, New York, New York 10022, Attention: Thomas Chen and, upon request, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (s) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

         BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, BAS, for the benefit of each of the other Underwriters, agrees not to consent to any action proposed to be taken by the Company or any other holder of the Company's securities that would otherwise be prohibited by, or to waive compliance by the Company or any such other security holder with the provisions of, Section 3(p) above or any lock-up agreement delivered pursuant to Section 5(h) below without giving each of the other Underwriters at least 17 days prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

SECTION 4. Payment of Expenses. Each of the Company, the Adviser and the Administrator, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all other fees, costs and expenses referred to in Item 26 of Part C of the Registration Statement and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by each of the Company, the Adviser and the Administrator of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements, if any, and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

             (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities
         Act) in the manner and within the time period required by Rule 497(c) or Rule 497(j), and if Rule 430A is used, pursuant to Rule 497(h), under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

             (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

             (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

         (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Kramer Levin Naftalis & Frankel LLP, counsel for the Company, dated as of such Closing Date addressed to the Underwriters, the form of which is attached as Exhibit A (and the Representative shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

         (e) Opinion of Maryland Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of _______________, Maryland counsel for the Company, dated as of such Closing Date addressed to the Underwriters, the form of which is attached as Exhibit B (and the Representative shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

         (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date addressed to the Underwriters, in a form reasonably satisfactory to the Representative (and the Representative shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

         (g) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer or the President of each of the Company, the Adviser and the Administrator, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) of this Section 5, and further to the effect that:

             (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

             (ii) the representations, warranties and covenants of set forth in
         Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

             (iii) the Company, the Adviser and the Administrator, as applicable, has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (h) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date addressed to the Underwriters, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representative shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

         (i) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit C hereto from each person listed in Schedule B hereto, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (j) Approval for Quotation. The Common Shares shall have been approved for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the First Closing Date and the Second Closing Date.

         (k) Management Agreement. The Management Agreement shall be in full force and effect.

         (l) Administration Agreement. The Administration Agreement shall be in full force and effect.

         (m) Board Appointments. [Name directors] shall have been appointed as directors of the Company.

         (n) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representative pursuant to Section 5, Section 7, Section 10 or
Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company, the Adviser or the Administrator to perform any agreement herein or to comply with any provision hereof, each of the Company, the Adviser and the Administrator, jointly and severally, agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company, the Adviser or the Administrator to any Underwriter, except that the Company, the Adviser and the Administrator, jointly and severally, shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company, the Adviser or the Administrator, or (c) of any party hereto to any other party except that the provisions of
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8. Indemnification.

         (a) Indemnification of the Underwriters. Each of the Company, the Adviser and the Administrator, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act, the Investment Company Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Directed Shares have been offered or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A) (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in [___] in connection with the reservation and sale of Common Shares to the Participants, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company, the Adviser or the Administrator contained herein; or (iv) in whole or in part upon any failure of the Company, the Adviser or the Administrator to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that none of the Company, the Adviser or the Administrator shall be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and (B) upon the violation of any applicable laws or regulations of foreign jurisdictions where Common Shares have been offered; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company, the Adviser or the Administrator may otherwise have.

         (b) Indemnification of the Company, the Adviser and the Administrator, their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Adviser or the Administrator, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, the Investment Company Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, the Adviser or the Administrator or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Adviser or the Administrator or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company, the Adviser and the Administrator hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth _______________ in the Prospectus, and the Representative on behalf of itself and the Underwriters hereby confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (e) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, each of the Company, the Adviser and the Administrator, jointly and severally, agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. Each of the Company, the Adviser and the Administrator, jointly and severally, agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company, the Adviser or the Administrator may otherwise have.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator, taken as a whole, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator, taken as a whole, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator, taken as a whole, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as, in the case of the each of the Company, the Adviser and the Administrator, the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and, in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, the Adviser and the Administrator, taken as a whole, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, the Adviser or the Administrator, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, the Adviser and the Administrator, and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company, the Adviser and the Administrator.

SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Maryland or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company, the Adviser or the Administrator shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company, the Adviser or the Administrator regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company, the Adviser or the Administrator to any Underwriter, except that the Company, the Adviser and the Administrator shall be obligated, jointly and severally, to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, the Adviser and the Administrator, or (c) of any party hereto to any other party except that the provisions of
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser and the Administrator, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Adviser and the Administrator or any of their or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representative:

                  Banc of America Securities LLC
                  600 Montgomery Street
                  San Francisco, California 94111
                  Facsimile:  (415) 913-5558
                  Attention:  Jeffrey B. Child/William L. McLeod, Jr.

         with a copy to:

                  Banc of America Securities LLC
                  9 West 57th Street
                  New York, New York 10019
                  Facsimile:  (212) 583-8567
                  Attention:  Legal Department

         and

                  Shearman & Sterling LLP
                  801 Pennsylvania Ave., N.W. Suite 900
                  Washington, D.C. 20004
                  Facsimile:  (202) 508-8100
                  Attention:  Abigail Arms

         If to the Company:

                  Porticoes Capital Corporation
                  712 Fifth Avenue
                  New York, New York
                  Facsimile:  (212) ___________
                  Attention:  Leslie J. Lieberman

         with a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Facsimile:  (212) 715-8000
                  Attention:  Thomas D. Balliett

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, the Adviser and the Administrator, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act, the Exchange Act and the Investment Company Act.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Adviser and the Administrator and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the Adviser and the Administrator, the officers or employees of the Company, the Adviser and the Administrator or any person controlling the Company, the Adviser and the Administrator, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) termination of this Agreement.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Adviser and the Administrator, the Underwriters, the Underwriters' officers and employees, any controlling persons referred to herein, the Company's, the Adviser's and the Administrator's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Common Shares from any of the several Underwriters merely because of such purchase.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                Very truly yours,


                                PORTICOES CAPITAL CORPORATION


                                By:
                                     ---------------------------
                                     Name:
                                     Title:


                                PORTICOES INVESTMENT MANAGEMENT, LLC


                                By:
                                     --------------------------------
                                     Name:
                                     Title:


                                PIM HOLDINGS, LLC


                                By:
                                     ----------------------------------
                                     Name:
                                     Title:


         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC

      Acting as Representative of the
      several Underwriters named in
      the attached Schedule A.

By:   Banc of America Securities LLC



      By:
          ----------------------
          Managing Director

                                                                  SCHEDULE A

                                                              Number of Firm
                                                             Common Shares to
Underwriters                                                   be Purchased
------------------------------------------------------------ -----------------
Banc of America Securities LLC...............................            [___]
[___]........................................................            [___]
..............................................................            [___]
..............................................................            [___]

         Total...............................................            [___]















                                  Exhibit C-1